Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-42915 on Form S-8 of our report dated June 27, 2005, appearing in this Annual Report on Form 11-K of A.T. Cross Company Defined Contribution Retirement Plan for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE, LLP

Boston, Massachusetts
June 26, 2006